Amendment No. 1 to Supply Agreement

This Amendment No. 1 (this “Amendment”) is effective as of March 4, 2008, by and between Hoku Materials, Inc., a Delaware corporation (“HOKU”), and Global Expertise Wafer Division Ltd., a private company limited by sharesncorporated in the British Virgin Islands (“GEWD”). HOKU and GEWD are each a “Party” and together the “Parties” to this Amendment.

RECITALS

Whereas, HOKU and GEWD are Parties to that certain Supply Agreement dated as of June 18, 2007 (the “Supply Agreement”);

Whereas, the Parties desire to make certain amendments to the Supply Agreement as hereinafter set forth; and

Whereas, each Party derives a benefit from the amendments set forth herein.

Now therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Parties, the Parties agree to amend the Supply Agreement as set forth below.

AGREEMENT

1. Definitions. All capitalized terms not otherwise defined are defined in the Supply Agreement.

2. Amendment of Section 11.4 of the Supply Agreement. The first clause of the first sentence of Section 11.4 of the Supply Agreement, which currently reads as follows:

“HOKU and GEWD shall each have the right to terminate this Agreement if on or before March 31, 2008, HOKU has been unable to secure financing for the HOKU Facility (including the Initial Capacity and the Expansion Capacity) under terms satisfactory to HOKU . . .”

is hereby amended to read as follows:

“HOKU and GEWD shall each have the right to terminate this Agreement if on or before May 31, 2008, HOKU has been unable to secure financing for the HOKU Facility (including the Initial Capacity and the Expansion Capacity) under terms satisfactory to HOKU . . .”

3. Survival. Except for the amendments specifically set forth above, the terms of the Supply Agreement shall continue in full force and effect, without amendment.

4. Miscellaneous. The “General Provisions” set forth in Section 16 of the Supply Agreement, including, without limitation, provisions concerning the choice of law and means for dispute resolution between HOKU and GEWD, shall apply to this Amendment

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to Supply Agreement as of the date first set forth above.

GEWD:		HOKU:

GLOBAL EXPERTISE WAFER DIVISION LTD.		HOKU MATERIALS, INC.

		By:	/s/ Dustin Shindo
By:	/s/ Paul D. Atkinson
		Name:	Dustin Shindo
Name:	Paul D. Atkinson
		Title:	Chairman & CEO
Title:	President	Authorized Signatory
Authorized Signatory